UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2020
______________________

IHS MARKIT LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36495	98-1166311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4th Floor, Ropemaker Place
25 Ropemaker Street
London, England
EC2Y 9LY
(Address of principal executive offices and zip code)

+44 20 7260 2000
(Registrant's telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Human Resources Committee (the “Committee”) of the Board of Directors of IHS Markit Ltd. (the “Company”) previously approved for fiscal year 2020: (i) base salaries for the Company’s named executive officers (including, in certain cases, base salary adjustments effective March 1, 2020) (each a “2020 Unadjusted Salary” and collectively the “2020 Unadjusted Salaries”) and (ii) their fiscal year 2020 target cash incentive amounts (as a percentage of base salary) under the Company’s 2020 Cash Incentive Plan (the “2020 Unadjusted Cash Incentive Targets”).
In March 2020, in response to COVID-19’s potential adverse financial impact on the Company, at the request of the named executive officers, the Committee approved certain reductions to the compensation of the named executive officers for the remainder of 2020 and 2021, to be effective April 1, 2020 (the “April Compensation Adjustments”). The April Compensation Adjustments decreased the 2020 Unadjusted Salary of the Chair and CEO by 50%; decreased the 2020 Unadjusted Salaries of the other named executive officers by 40%; reduced the 2020 Unadjusted Cash Incentive Targets to apply the previously approved target percentages of base salary to the adjusted full year earned 2020 salary for each named executive officer; and decreased the 2020 Unadjusted Salaries of the Chairman and CEO and other named executive officers by 25% and 20%, respectively, for fiscal year 2021.
Based on the Company’s current financial position, the Committee approved reductions to the April Compensation Adjustments to the base salaries and fiscal year 2020 target cash incentive amounts, effective as of August 1, 2020 (other than Mr. Hyatt, whose compensation has not changed further from what was disclosed by the Company in the current Report on Form 8-K filed on July 17, 2020).
The adjustments to the compensation for the named executive officers were as follows:

•
Effective August 1, 2020 and for the remainder of fiscal year 2020, a 25% (instead of 50%) decrease from the 2020 Unadjusted Salary of the Chairman and Chief Executive Officer, with the 25% decrease continuing to apply for fiscal year 2021 (as was previously approved in the April Compensation Adjustments);

•
Effective August 1, 2020 and for the remainder of fiscal year 2020, a 20% (instead of 40%) decrease in the 2020 Unadjusted Salaries of the other named executive officers (other than Mr. Hyatt), with the 20% decrease continuing to apply for fiscal year 2021 (as was previously approved in the April Compensation Adjustments); and

•
The 2020 Cash Incentive Target amounts have been adjusted to revert back to the 2020 Unadjusted Cash Incentive Targets, which apply to the approved target percentages of base salary to the 2020 Unadjusted Salaries (instead of adjusted full year earned 2020 salaries) of the named executive officers (other than Mr. Hyatt).

The further adjusted 2020 salary, 2020 Cash Incentive Target, and 2021 salary for each named executive officer is set forth in the table below.

		2020 Unadjusted Salary and Cash Incentive Targets		Further Adjusted 2020 and 2021
Name	Title	2020 Unadjusted Salary Effective March 1, 2020	2020 Unadjusted Cash Incentive Target ($)(1)	Salary after Adjusted Reduction effective August 1, 2020	Full Year Annualized 2020 Salary Reflecting Adjusted Reduction Effective August 1, 2020	Further Adjusted Cash Incentive Target ($)	2021 Salary effective December 1, 2020
Lance Uggla	Chairman and Chief Executive Officer	$1,200,000	$2,400,000	$900,000	$900,000	$2,400,000	$900,000
Jonathan Gear	Executive Vice President and Chief Financial Officer	$650,000	$650,000	$520,000	$507,500	$650,000	$520,000
Adam Kansler	Executive Vice President, President of Financial Services	$650,000	$650,000	$520,000	$507,500	$650,000	$520,000
Sari Granat	Executive Vice President, Chief Administrative Officer and General Counsel	$575,000	$575,000	$460,000	$453,750	$575,000	$460,000
(1) Adjusted 2020 Cash Incentive Target based on percentage of 2020 Unadjusted Salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IHS MARKIT LTD.

Date: August 4, 2020	By:	/s/ Sari Granat
Sari Granat
Executive Vice President, Chief Administrative Officer, and General Counsel